Exhibit 99.1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF OCEANIC BANK HOLDING, INC.

The audited consolidated financial statements set forth below are for Oceanic BankHolding, Inc. prior to its acquisition by FNB Bancorp. The financial statements were prepared for periods preceding the acquisition date and do not include any merger related adjustments for the periods presented.

Vavrinek, Trine, Day & Co., LLP

Certified Public Accountants

INDEPENDENT AUDITOR’S REPORT

The Board of Directors and Shareholders of

Oceanic Bank Holding, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Oceanic Bank Holding, Inc. and Subsidiary as of December 31, 2011 and the related consolidated statements of earnings, changes in shareholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We concluded our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oceanic Bank Holding, Inc. and Subsidiary as of December 31, 2011, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Laguna Hills, California

February 20, 2012

OCEANIC BANK HOLDING, INC. and SUBSIDIARY
CONSOLIDATED BALANCE SHEET
December 31, 2011

2011
ASSETS
Cash and due from banks	$12,054,000
Commercial paper	10,159,000
TOTAL CASH AND EQUIVALENTS	22,213,000

Interest-bearing time deposits with financial institutions	22,231,000
Securities held to maturity, at amortized cost	4,391,000
Loans, net	117,443,000
Premises and equipment, net	17,000
Federal Home Loan Bank stock, at cost	1,497,000
Accrued interest and other assets	1,635,000
TOTAL ASSETS	$169,427,000

LIABILITIES AND SHAREHOLDER'S EQUITY
Deposits:
Noninterest-bearing demand	$16,237,000
Money market, NOW and savings	10,205,000
Time deposits under $100,000	30,478,000
Time deposits $100,000 and over	62,997,000
TOTAL DEPOSITS	119,917,000

Other borrowed funds	16,890,000
Interest payable and other liabilities	444,000
TOTAL LIABILITIES	137,251,000

Shareholder's equity:
Common stock - 1,000,000 shares authorized, no par value; 100,000 shares issued and outstanding	9,000,000
Retained earnings	23,176,000
TOTAL SHAREHOLDER'S EQUITY	32,176,000

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$169,427,000

The accompanying notes are an integral part of these financial statements.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF EARNINGS
For the Year ended December 31, 2011

2011
INTEREST INCOME
Interest and fees on loans	$6,339,000
Interest on securities	183,000
Interest on interest-bearing deposits with financial institutions	491,000
Interest - other	46,000
TOTAL INTEREST INCOME	7,059,000

INTEREST EXPENSE
Interest on deposits	963,000
Interest on other borrowings	466,000
TOTAL INTEREST EXPENSE	1,429,000

NET INTEREST INCOME	5,630,000

Provision for credit losses	138,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,492,000

NONINTEREST INCOME
International commissions	74,000
Foreign currency transaction gains	120,000
Overdraft and service charges	114,000
Other	93,000
401,000
NONINTEREST EXPENSE
Salaries and employee benefits	2,028,000
Premises and occupancy	823,000
Other	962,000
3,813,000
EARNINGS BEFORE INCOME TAXES	2,080,000
Provision for income taxes	782,000
NET EARNINGS	$1,298,000

EARNINGS PER SHARE - BASIC	$12.98

The accompanying notes are an integral part of these financial statements.

OCEANIC BANK HOLDING, INC. and SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS" EQUITY
For the Year Ended December 31, 2011

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance at December 31, 2010	100,000	$9,000,000	$22,263,000	$31,263,000

Net earnings			1,298,000	1,298,000

Dividend to Holding Co			(385,000)	(385,000)

Balance at December 31, 2011	100,000	$9,000,000	$23,176,000	$32,176,000

The accompanying notes are an integral part of these financial statements.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOW
For the Year Ended December 31, 2011

2011
OPERATING ACTIVITIES
Net earning	$1,298,000
Adjustments to reconcile net earnings to net cash from operating activities:
Provision for credit losses	138,000
Depreciation and amortization	14,000
Deferred income taxes	(107,000)
Other items - net	965,000
NET CASH FROM OPERATING ACTIVITIES	2,308,000

INVESTING ACTIVITIES
Change in interest-bearing deposits with financial institutions	10,428,000
Proceeds from maturities of securities held to maturity	4,356,000
Purchases of securities held to maturity	(500,000)
Change in loans	5,020,000
Change in Federal Home loan Bank stock	290,000
Purchases of premises and equipment	(6,000)
NET CASH FROM INVESTING ACTIVTIES	19,588,000

FINANCING ACTIVITIES
Change in deposits	(6,611,000)
Decrease in borrowed funds	(15,080,000)
Dividends paid	(385,000)
NET CASH FROM FINANCING ACTIVITIES	(22,076,000)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(180,000)
Cash and equivalents at beginning of year	22,393,000

CASH AND CASH EQUIVALENTS AT END OF YEAR	$22,213,000

Supplemental Disclosures of Cash Flow Information:
Interest paid	$1,460,000
Taxes paid	$300,000

The accompanying notes are an integral part of these financial statements.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE A – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Oceanic Bank (the “Bank”), chartered by the State of California, is a wholly-owned subsidiary of Oceanic Bank Holding, Inc. (the “Company”), a bank holding company, collectively referred to herein as the “Bank”. The Company is a wholly-owned subsidiary of Oceanic Holding, British Virgin Islands, Ltd. (“BVI”). The Bank operates two branches in San Francisco, California and one branch in the Territory of Guam (“Guam”). The Bank’s principal business is to attract deposits from the general public and using such funds, along with borrowings from other sources, to originate real estate, commercial, consumer, and other loans. The Bank’s revenue consists primarily of interest income from its loan and securities portfolios.

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company has no significant business activity other than its investment in the Bank. Accordingly, no separate information on the Company is provided.

Basis of Presentation

The financial statements include the assets, liabilities, capital accounts and results of operations of the Bank. The accounting and reporting practices of the Bank conform to accounting principles generally accepted in the United States of America (“US GAAP”) and prevailing reporting practices in the banking industry of the United States of America.

Subsequent Events

The Bank has evaluated subsequent events for recognition and disclosure through February 20, 2012, which is the date the financial statements were available to be issued.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE A – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Cash and Cash Equivalents

Cash and cash equivalents include cash, commercial paper, due from banks and federal funds sold. Generally, federal funds sold and securities purchased under agreements to resell are for one-day periods. For purposes of presentation in the statements of cash flows, cash equivalents are instruments, which have maturity dates of three months or less from the date of acquisition.

Cash and due from banks include balances with the Federal Reserve Bank (the “FRB”). Banking regulations require that all banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. The Bank complied with the reserve requirements as of December 31, 2011.

Interest-bearing Time Deposits with Financial Institutions

Interest-bearing time deposits with financial institutions are carried at cost.

Investment Securities

The Bank classifies its securities as either held-to-maturity or available-for-sale. The Bank had no trading securities as of December 31, 2011. The Bank’s policy of classifying securities as held-to-maturity is based upon the Bank’s positive intent and ability to hold such securities to maturity. Securities classified as held-to-maturity are carried at cost, adjusted for premiums and discounts that are recognized in interest income using the effective interest method over the period to maturity. All other securities are classified as available-for-sale and are carried at estimated fair value. Fair value is determined based upon quoted market prices. Unrealized gains and losses, net of taxes, on securities available for sale are reported net as accumulated other comprehensive income (loss) in shareholder’s equity.

Realized gains and losses arising from the sale of securities available for sale are determined using the specific identification method.

Management evaluates securities for other-than-temporary impairments (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost components as follows: OTTI related to credit loss, which must be recognized in the income statement, and; OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE A – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - continued

Loans

Loans are reported at the principal amount outstanding, net of the allowance for credit losses and deferred loan fees and costs. Interest income is accrued on the unpaid principal balance. Loan fees, net of certain origination costs and premiums, are deferred and amortized to interest income as yield adjustments over the contractual term of the related loan.

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more with respect to interest or principal, unless the loan is well secured with collateral and in the process of collection. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed. Payments received on nonaccrual loans are credited to principal until such time as they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

Allowance for Credit Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. Amounts are charged-off when available information confirms that specific loans or portions thereof, are uncollectible. This methodology for determining charge-offs is consistently applied to each segment.

The Bank determines a separate allowance for each possible segment. The allowance consists of specific and general reserves. Specific reserves related to loans that are individually classified as impaired. A loss is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Factors considered in determining impairment include payment status, collateral value and the probability of collecting all amounts when due. Measurement of impairment is based on the expected future cash flows of an impaired loan, which are to be discontinued at the loan’s effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan. The Bank selects the measurement method on a loan-by-loan basis except that collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE A – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - continued

Allowance for Credit Losses - continued

The Bank recognizes interest income on impaired loans based on its existing methods of recognizing interest income on nonaccrual loans. Loans, for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt. Restructurings and classified as impaired with measurement of impairment as described above.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

General reserves cover non-impaired loans and are based on historical loss rates for each portfolio segment, adjusted for the effects of qualitative or environmental factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio segment’s historical loss experience. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions, changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the volume and severity of past due, nonaccrual and other adversely graded loans; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

Portfolio segments identified by the Bank include real estate and commercial loans. Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization, which is computed principally on the straight-line method over the estimated useful lives of the assets from 3 to 10 years, or, for leasehold improvements, over the shorter of the estimated useful lives of the improvements or the remaining terms of the related leases. An accelerated method is used for income e tax reporting purposes.

Advertising Costs

The Bank expenses the costs of advertising in the period incurred.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE A – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - continued

Federal Home Loan Bank (“FHLB”) Stock

The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on the ultimate recovery of par value. Both cash and stock dividends are reported as income.

Other Real Estate Owned

Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at the lesser of the outstanding loan balance or the fair value at the date of foreclosure minus estimated costs to sell. Any valuation adjustments required at the time of foreclosure are charged to the allowance for loan losses. After foreclosure, the properties are carried at the lower of carrying value or fair value less estimated costs to sell. Any subsequent valuation adjustments, operating expenses or income, and gains and losses on disposition of such properties are recognized in current operations.

Income Taxes

The Bank accounts for income taxes under the asset and liability approach. Under the asset asnd liability approach, deferred income taxes are computed by applying enacted tax laws to the temporary differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes. A valuation allowance for deferred tax assets is recorded if, based on available evidence, it is more likely than not that some or all of the deferred tax asset will not be realized. The Bank is included in the consolidated income tax returns of the Company. The provision for income taxes is calculated as if the Bank were a separate tax-paying entity.

The Bank has adopted guidance issued by the Financial Standards Accounting Board (“FASB”) that clarifies the accounting for uncertainty in tax positions taken or expected to be taken on a tax return and provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by the taxing authorities. Interest and penalties related to uncertain tax positions are recorded as part of income tax expense.

Financial Instruments

In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit as described in Note I. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE A – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - continued

Foreign Currency Transactions

Gains or losses from foreign currency instruments, such as those resulting from the settlement of receivables or payables denominated in foreign currency are included in earnings.

Earnings Per Share (“EPS”)

Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. The Bank had no dilutive securities as of December 31, 2011. Weighted average shares used in the computation of basic EPS were 100,000 in 2011.

Fair Value Measurement

Fair values is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a Bank’s own assumptions about the

Assumptions that market participants would use in pricing an asset or liability.

See Note M for more information and disclosures relating to the Bank’s fair value measurements.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE A – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - continued

Adoption of New Accounting Standards

In July, 2010, the Financial Accounting Standard Board (“FASB”) amended guidance to require significantly more information about the credit quality of the Bank’s loan portfolio. Although this statement addresses only disclosure and does not seek to change recognition or measurement, the disclosure represents a meaningful change in practice. The new disclosures are effective for annual reporting periods ending after December 15, 2011 and are included in these financial statements.

Newly Issued But Not Yet Effective Standards

In April 2011, the FASB amended existing guidance for assessing a creditor in determining whether a restructuring is a troubled debt restructuring (“TDR”). The amendments clarify the guidance for a creditor’s evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. This guidance will be effective for annual reporting periods ending after December 15, 2012, and applied retrospectively to the beginning of the annual period of adoption. The new guidance is not expected to have a significant impact on the Bank’s determination of whether a restructuring is a TDR.

In May, 2011, the FASB issued an amendment to achieve common fair value measurement and disclosure requirements between U. S. and International accounting principles. Overall, the guidance is consistent with existing U. S. accounting principles; however, there are some amendments that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendment in this guidance will be effective for annual reporting periods beginning after December 15, 2011. The amendment is not expected to significantly impact the Bank.

NOTE B – INVESTMENT SECURITIES

Debt securities have been classified in the balance sheets according to management’s intent. The amortized costs and their approximate fair values at December 31, 2011 were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Held-to-Maturity Securities:
December 31, 2011:
U.S. government and Agency Securities	$811,000	$1,000	$(3,000)	$809,000
Mortgage-backed securities:
U. S. Government agency	3,580,000	24,000	(136,000)	3,468,000
	$4,391,000	$25,000	$(139,000)	$4,277,000

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE B – INVESMENT SECURITIES - continued

The scheduled maturities of securities held to maturity at December 31, 2011, are shown below. Mortgage-backed securities are classified in accordance with their estimated lives. Expected maturities may differ from contractual maturities because borrowers may have the right to prepay obligations.

	Amortized	Fair
	Cost	Value
Due in one year or less	$—	$—
Due from one year to five years	596,000	575,000
Due from five to ten years	1,471,000	1,476,000
Due after ten years	2,324,000	2,226,000
	$4,391,000	$4,277,000

Investment securities carried at approximately $4,391,000 as of December 31, 2011 were pledged to secure public deposits and other purposes as required by law.

During the year ended December 31, 2011, there were no sales or transfers from the held-to-maturity securities portfolio.

The gross unrealized loss and related estimated fair value of investment securities that have been in a continuous loss position for less than twelve months and over twelve months at December 31, 2011 are as follows:

	Less than Twelve Months		Over Twelve Months		Total
	Unrealized	Fair	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value	Losses	Value
December 31, 2011:
U. S. Government and Agency Securities	$—	$—	$(3,000)	$508,000	$(3,000)	$508,000
Mortgage-backed securities: U. S.
Government Agency	(20,000)	714,000	(116,000)	2,161,000	(136,000)	2,875,000
	$(20,000)	$714,000	$(119,000)	$2,669,000	$(139,000)	$3,383,000

As of December 31, 2011, the Bank had twenty-two debt securities where the estimated fair value had declined 3.90% from the Bank’s amortized cost. The unrealized losses relate principally to the general change in interest rates and illiquidity, and not credit quality, that has occurred since the securities purchase dates, and such unrecognized losses or gains will continue to vary with general interest rate level fluctuations in the future. The Bank does not intend to sell these securities and it is not more likely than not that the Bank will be required to sell these securities. The Bank does not consider these investments to be other-than-temporarily impaired at December 31, 2011.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE C – LOANS

Major categories of loans as of December 31, 2011 are as follows:

2011

Real estate loans	$114,707,000
Commercial loans	4,783,000
Loans, gross	119,490,000
Allowance for credit losses	(1,846,000)
Deferred loan fees and costs, net	(201,000)
Loans, net	$117,443,000

As of December 31, 2011, loans amounting to $57,391,000 were pledged to secure FHLB advances as discussed in Note F.

As of December 31, 2011, approximately 96% of total loans originated in the greater San Francisco Bay Area were collateralized by real estate. In addition, as of December 31, 2011, approximately 92% of the loans originated in Guam were collateralized by real estate.

As of December 31, 2011, approximately 8% of the gross loans amount was from Guam. Generally, consumer, real estate and commercial loans are collateralized by real property and other loans are secured by business or personal assets. As such the collectability of a substantial portion of the Bank’s loan portfolio is influenced by the overall condition of the Northern California and Guam economies and related real estate markets. There were no industry or borrower group concentrations as of December 31, 2011.

The activity in the allowance for credit losses for the year ended December 31, 2011, is as follows:

2011

Balance at beginning of year	$1,958,000
Additions to the allowance charged to expense	138,000
Recoveries on loans previously charged off	2,000
2,098,000
Less loans charged off	(252,000)
$1,846,000

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE C – LOANS - continued

The following table presents the activity in the allowance for loan losses for the year 2011 and the recorded investment in loans and impairment method as of December 31, 2011 by portfolio segment:

	Real estate	Commercial	Total
December 31, 2011:
Allowance for loan losses:
Beginning of Year	$1,933,000	$25,000	$1,958,000
Provisions	150,000	(12,000)	138,000
Charge-offs	(252,000)	—	(252,000)
Recoveries	2,000	—	2,000
End of Year	$1,833,000	$13,000	$1,846,000

Reserves:
Specific	$166,000	$—	$166,000
General	1,667,000	13,000	1,680,000
	$1,833,000	$13,000	$1,846,000

Loans evaluated for Impairment:
Individually	$4,708,000	$—	$4,708,000
Collectively	109,999,000	4,783,000	114,782,000
	$114,707,000	$4,783,000	$119,490,000

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogenous loans such as commercial real estate and commercial and industrial loans. This analysis is performed on an ongoing basis as new information is obtained. The Bank uses the following definitions for risk ratings:

Pass – Loans classified as pass include loans not meeting the risk ratings defined below.

Special Mention – Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE C – LOANS – continued

Substandard – Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Impaired – A loan is considered impaired, when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Additionally, all loans classified as troubled debt restructurings are considered impaired.

The risk category of loans by class of loans was as follows as of December 31, 2011:

		Special	Sub-
December 31, 2011:	Pass	Mention	standard	Impaired	Total
Real estate:
Construction and land development	$4,404,000	$—	$—	$306,000	$4,710,000
1-4 family residential	17,020,000	—	25,000	925,000	17,970,000
Multifamily residential	13,349,000	—	710,000	489,000	14,548,000
Commercial real estate	69,802,000	657,000	4,032,000	2,988,000	77,479,000
Commercial	4,783,000	—	—	—	4,783,000
	$109,358,000	$657,000	$4,767,000	$4,708,000	$119,490,000

Past due and nonaccrual loans presented by loan class were as follows as of December 31, 2011:

	Still Accruing
	30 - 59 Days	60 - 89 Days	Over 90 Days
December 31, 2011:	Past Due	Past Due	Past Due	Nonaccrual
Real estate:
Construction and land development	$—	$—	$—	$—
1-4 family residential	275,000.00	—	—	925,000.00
Multifamily residential	—	—	—	440,000.00
Commercial real estate	1,888,000.00	379,000.00	657,000.00	2,988,000.00
Commercial	250,000.00	—	—	—
	$2,413,000	$379,000	$657,000	$4,353,000

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE C – LOANS – continued

Information relating to individually impaired loans presented by class of loans was as follows as of December 31, 2011:

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
December 31, 2011:	Balance	Investment	Allowance	Investment	Recognized
With No Related Allowance Recorded
Real estate:
Construction and land development	$—	$—	$—	$—	$—
1-4 family residential	784,000	784,000	—	196,000	—
Multifamily residential	542,000	489,000	—	645,000	3,000
Commercial real estate	2,972,000	2,514,000	—	2,292,000	—
Commercial	—	—	—	—	—
With an Allowance Recorded
Real estate:
Construction and land development	306,000	306,000	89,000.00	26,000	2,000
1-4 family residential	283,000	141,000	44,000	166,000	—
Multifamily residential	—	—	—	—	—
Commercial real estate	595,000	474,000	33,000	415,000	—
Commercial	—	—	—	—	—
	$5,482,000	$4,708,000	$166,000	$3,740,000	$5,000

A summary of the investment in impaired loans, the related allowance for loan losses, income recognized thereon and information pertaining to nonaccrual and past due loans follows as of December 31, 2011:

Recorded Investment in Impaired Loans:	2011
With an Allowance	$921,000
Without an Allowance	$3,787,000
Related Allowance for Loan Losses	$166,000
Average Recorded Investment in Impaired Loans	$3,740,000
Interst Income Recognized During impairment	$5,000
Interest Income Included Above Recognized on a Cash Basis	$—
Past Due Over 90 Days Still on Accrual	$657,000
Nonaccrual Loans	$4,353,000

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE C – LOANS – continued

The Bank has allocated $89,000 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2011. The Bank has committed to lend no additional amounts to customers with outstanding loans that are classified as troubled debt restructurings as of December 31, 2011.

During the year ended December 31, 2011, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk or a temporary forbearance with regard to the payment of principal or interest.

Modifications involved a reduction of payments of interest only for a period of twelve months.

The following table presents loans by class modified as troubled debt restructurings that occurred during the year ended December 31, 22011:

		Pre-	Post-
		Modification	Modification
	Number of	Recorded	Recorded
December 31, 2011:	Loans	Investment	Investment
Real estate:
Construction and land development	1	$306,000	$306,000
1-4 family residential	—	—	—
Multifamily residential	—	—	—
Commercial real estate	—	—	—
Commercial	—	—	—
	1	$306,000	$306,000

NOTE D – PREMISES AND EQUIPMENT

A summary of premises and equipment as of December 31, 2011 follows:

2011

Leashold improvements	$1,368,000
Furniture and equipment	945,000
2,313,000
Accumulated depreciation and amortization	(2,296,000)
$17,000

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE D – PREMISES AND EQUIPMENT – continued

Depreciation and amortization expense was $14,000 for the year ended December 31, 2011.

The Bank leases its premises under non-cancelable leases that expire at various dates through 2014 and contain options for renewal. The leases are with a company where the shareholder of the parent Company is a shareholder. Total rental expense incurred was $743,000 for 2011. Future minimum rental payments under existing leases as of December 31, 2011 are as follows:

2012	$118,000
2013	118,000
2014	20,000
$256,000

NOTE E - DEPOSITS

At December 31, 2011, the schedule maturities of time certificates are as follows:

Due in one year or less	$75,141,000
Due in one year through three years	18,334,000
$93,475,000

NOTE F – BORROWED FUNDS

Other borrowed funds consist of Federal Home loan Bank (“FHLB”) advances as of and for the year ended December 31, 2011 and are summarized as follows:

2011
Amounts Outstanding at year end	$16,890,000
Weighted average interest rate at end of year	1.78%
Average amount of FHLB advances outstanding	$24,981,000

The terms of the advances outstanding as of December 31, 2011 provide for repayment as follows:

2012	$14,375,000
2013	1,215,000
2014	1,000,000
2015	300,000
$16,890,000

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE F – BORROWED FUNDS – continued

In addition, the Bank is required to own shares of capital stock of the FHLB in amount established under the FHLB’s standard credit program. As of December 31, 2011, the Bank owned 14,970 shares of $100 par value FHLB stock with carrying value of $1,497,000. The amount of unused credit under this agreement was $23,814,000 as of December 31, 2011. As of December 31, 2011 loans amounting to $57,391,000 were pledged to secure FHLB advances.

NOTE G – OTHER EXPENSES

A summary of other expenses for the year ended December 31 is as follows:

2011
Office expenses	$83,000
Professional fees	200,000
Data processing	193,000
Regulatory assessments	335,000
Other miscellaneous expenses	151,000
$962,000

NOTE H – INCOME TAXES

The provision for income taxes for the year ended December 31 is as follows:

2011
Current:

Federal	$774,000
State	115,000
889,000
Deferred	(107,000)
Total	$782,000

The Bank’s effective tax rate differs from the federal statutory income tax rate of 34% primarily due to state franchise taxes.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE H – INCOME TAXES – continued

The Bank’s net deferred tax asset as of December 31 is as follows:

2011
Deferred tax assets:
Allowance for credit losses	$742,000
Depreciation differences	127,000
Nonaccrual interest	240,000
Other assets	100,000
1,209,000
Deferred tax liabilities:
Federal Home Loan Bank dividends	(101,000)
Other liabilities	(265,000)
(366,000)
Net Deferred Tax assets	$843,000

Net deferred tax asset is included with Accrued Interest and Other Assets in the accompanying balance sheet. There was no valuation allowance necessary at December 31, 2011.

The Bank is subject to federal income tax and California franchise tax. The Bank’s federal income tax returns for the years ended December 31, 2010, 2009 and 2008 are open to audit by the federal authorities and the Bank’s California state tax returns for the years ended December 31, 2010, 2009, 2008 and 2007 are open to audit by state authorities.

NOTE I – COMMITMENTS

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit in the form of loans or through standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet.

The Bank’s exposure to credit loss is represented by the contractual amount of those instruments and is usually limited to amounts funded or drawn. The contract or notional amounts of these agreements, which are not included in the balance sheets, are an indicator of the Bank’s credit exposure. Commitments to extend credit generally carry variable interest rates and are subject to the same credit standards used in the lending process for on-balance sheet instruments. Additionally, the Bank periodically reassesses the customer’s credit worthiness through ongoing credit reviews. The Bank generally requires collateral or other security to support commitments to extend credit.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE I – COMMITMENTS - continued

Commitments to extend credit are agreements to lend a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial and residential properties.

Equity reserve and unused credit lines are additional commitments to extended credit. Many of these customers are not expected to draw down their total lines of credit, and therefore, the total contract amount of these lines does not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

As of December 31, the Bank had the following outstanding financial commitments whose contractual amount represents credit risk:

2011
Undisbursed loan commitments	$11,357,000
Standby letters ofcredit	5,345,000
$16,702,000

The Bank is involved in various litigation, which has arisen in the ordinary course of business. In the opinion of management, the disposition of such pending litigation will not have a material impact on the Bank’s financial statements.

NOTE J – RELATED PARTY TRANSACTIONS

The Bank has entered into various transactions with officers and directors of th Bank and with companies owned by beneficial shareholders of the bank. The balance of these loans outstanding at December 31, 2011 was approximately $4,932,000.

Deposits from related parties held by the Bank at December 31, 2011 amounted to approximately $17,837,000.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE K – EMLOYEE BENEFIT PLAN

The Bank has a profit sharing plan (the “Plan”), which meets the requirements of Section 401 (k) of the Internal Revenue Code and covers substantially all employees who elect to participate (the “Participants”). The Bank’s contributions represent discretionary amounts determined each year by the Bank and a matching contribution based on participant contributions. Plan assets consist principally of mutual funds. The Bank contributed $42,000 to the Plan during the year ended December 31, 2011.

NOTE L – REGULATORY MATTERS

The Bank is subject to legal limitations on the amount of dividends that can be paid without the prior approval of the California department of Financial Institutions. The limitation for a given year is the lesser of the Bank’s retained earnings or its net earnings for the last three years, less any distribution made by the Bank during each period.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory – and possibly additional discretionary – action by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2011 that the Bank meets all capital adequacy requirements to which it is subject.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE L – REGULATORY MATTERS - continued

As of December 31, 2011, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank’s category). To be categorized as well capitalized, the Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bank’s actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
			To Be		To Be Well-Capitalized
			Adequately		Under Prompt
	Actual		Capitalized		Corrective Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2011:
Total Capita (to Risk- Weighted Assets)	$33,799	24.7%	$10,952	8%	$13,691	10%
Tier 1 Capital (to Risk- Weighted Assets)	$32,086	23.4%	$5,476	4%	$8,214	6%
Tier 1 Capital (to Average Assets)	$32,086	18.3%	$7,006	4%	$8,757	5%

The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of the Bank’s undivided profits or the Bank’s net income for its last three fiscal years less the amount of any distributions made by the Bank to shareholders during the same period.

NOTE M – FAIR VALUE MEASUREMENTS

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value:

Collateral-Dependent Impaired Loans: The Bank does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect partial write-downs, through charge-offs or specific reserve allowances, that are based on the current appraised or market-quoted value of the underlying collateral. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants (Level 3).

Other Real Estate Owned: Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned are measured at the lower of the carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property, resulting in a level 3 classification. In cases where the carrying amount exceeds the fair value, less cost to sell, an impairment loss is recognized.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE M – FAIR VALUE MEASUREMENTS - continued

The following table presents the hierarchy and fair value for each major category of assets and liabilities measured at fair value at December 31, 2011:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
December 31, 2011
Assets measured at fair value on a non-recurring basis
Collateral-dependent impaired loans
Construction and land development	$—	$—	$217,000	$217,000
1-4 Family residential	$—	$—	$97,000	$97,000
Commercial real estate	$—	$—	$441,000	$441,000

Collateral-dependent impaired loans, which are measured for impairment using the fair value of the collateral, had a carrying value of $921,000 with specific reserves of $166,000 as of December 31, 2011.

NOTE N – FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE N – FAIR VALUE OF FINANCIAL INSTRUMENTS – continued

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

The carrying amounts of cash, short term investments, due from customers on acceptances, and bank acceptances outstanding are considered to approximate fair value. Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with banks. The fair values of of investment securities, including available for sale, are generally based on matrix pricing. The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

Financial Liabilities

The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of long term debt is based on rates currently available to the Bank for debt with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE N – FAIR VALUE OF FINANCIAL INSTRUMENTS – continued

The estimated fair value of financial instruments at December 31, 2011 are summarized as follows (dollar amounts in thousands):

	2011
	Carrying	Fair
	Amount	Value
Financial Assets:
Cash and equivalents	$22,313	$22,213
Interest-bearing deposits	22,231	22,286
Securities held to maturity	4,391	4,277
Loans, net	117,443	113,926
Federal Home Loan Bank stock	1,497	1,497
Interest receivable	433	433

Financial Liabilities
Deposits	$120,007	$120,031
Borrowed funds	16,890	16,913
Interest payable and other liabilities	444	444